EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Reports Fourth Quarter and Full-Year 2016 Record Revenue and Financial Results

Company Provides First Quarter and Full-Year 2017 Guidance

BRISBANE, California, February 13, 2017 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter ended December 31, 2016.

Key operating highlights and financial performance for the fourth quarter and full year of 2016, when compared to the fourth quarter and full year of 2015, were as follows:

●	Revenue:
o	Increased 26% for the fourth quarter to a record $37.9 million, due primarily to a 45% growth in North American product revenue
o	Tenth consecutive quarter of double-digit revenue growth
o	Increased 25% for the full year of 2016 to a record $118.1 million
o	Two consecutive years of 20%+ year-over-year growth
●

Gross Margin of 58% was slightly lower than previous expectations due primarily to higher initial manufacturing costs and seeding of key opinion leader transactions to build reference sites with its enlighten III launch for PicoGenesisTM and tattoo removal treatments

●	Achieved $0.30 EPS and $4.7 million of operating cash flow in the fourth quarter
●	Cash, cash equivalents and marketable investments were $54.1 million, and no debt
●	Hired James Reinstein as its new President, CEO and eighth board member

Ron Santilli, Executive Vice President and Chief Financial Officer of Cutera, stated, “We are pleased with our tenth consecutive quarter of double-digit revenue growth, full year profitability and solid operating cash flow, illustrating the leverage in our business model. In the fourth quarter of 2016, our 26% revenue growth was driven by the breadth of our product portfolio throughout North America, with particular growth coming from our enlightenTM product.”

In December 2016, the Company commenced shipments of its enlighten III platform that provides a new third visible “true red” 670nm wavelength, in addition to the 1064nm and 532nm wavelengths presently available. Initial market acceptance has been very positive and many practitioners believe it is the best-in-class three wavelength pico-laser in the market and will allow practitioners the ability to remove all tattoo ink colors, and provide PicoGenesis skin revitalization with improved efficacy and faster speeds than any products on the market.

Additionally, in December of 2016, the Company received 510(k) clearance from the Food and Drug Administration (FDA) to market its RF energy-based truSculptTM system for the temporary reduction in circumference of the abdomen. truSculpt is based on the Company’s proprietary RF technology, which selectively heats subcutaneous adipose tissue making it ideally suited for treating fat. truSculpt will enable the company to participate in the fast growing body-sculpting market as well as adding a consumable revenue stream. In 2017 the company will work with key opinion leaders to gather additional clinical data to demonstrate superior fat burning capabilities.

Mr. James Reinstein, Chief Executive Officer stated, “We remain committed to advancing our technologies and providing our customers with an attractive path for upgrading their current systems to the new capabilities. Our financial performance in the fourth quarter, and overall trajectory, has the Company positioned well for continued growth in revenue, profits and cash generation.”

Guidance:

The Company expects:

●	Revenue of $26.0 - $27.0 million in the first quarter of 2017 and $135.0 - $140.0 million for the full-year of 2017.
●	Earnings (Loss) Per Share- of ($0.06) – ($0.08) for the first quarter 2017, given the seasonality of our business, and $0.45 - $0.50 for the full-year of 2017.
●	To Repurchase shares to a level that maintains the fully diluted share count at approximately 14.0 million for the full-year of 2017.

Conference Call

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PST (5:00 p.m. EST) on February 13, 2017. Participating in the call will be James Reinstein, President and Chief Executive Officer and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the internet hosted at the Investor Relations section of Cutera's website at http://ir.cutera.com/phoenix.zhtml?c=130892&p=irol-EventDetails&EventId=5247490, and will be archived online within one hour of its completion through 8:59 p.m. PST (11:59 p.m. EST) on February 27, 2017. In addition, you may call 1-877-705-6003 if you wish to participate on the live call.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's plans to introduce and commercialize new products, ability to increase revenue, reduce expenses, improve financial results, grow the Company’s market share, realize benefits from additional investment, achieve financial guidance, expand market penetration, generate cash from operations, plans for stock repurchase, and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth, gross margins and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 7th, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the fourth quarter ended December 31, 2016, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Net revenue	$37,875	$30,042	$118,056	$94,761
Cost of revenue	15,962	12,145	49,921	40,478
Gross profit	21,913	17,897	68,135	54,283
Gross margin %	58%	60%	58%	57%

Operating expenses:
Sales and marketing	11,561	9,899	41,563	35,942
Research and development	2,897	2,812	11,232	10,733
General and administrative	3,010	3,189	12,943	12,129
Total operating expenses	17,468	15,900	65,738	58,804
Income (loss) from operations	4,445	1,997	2,397	(4,521)
Interest and other income, net	(204)	105	323	293
Income (loss) before income taxes	4,241	2,102	2,720	(4,228)
Provision for income taxes	28	52	143	212
Net income (loss)	$4,213	$2,050	$2,577	$(4,440)

Net income (loss) per share:
Basic	$0.31	$0.16	$0.19	$(0.32)
Diluted	$0.30	$0.15	$0.19	$(0.32)

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,591	12,978	13,225	13,960
Diluted	14,201	13,591	13,753	13,960

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	September 30,	December 31,
	2016	2016	2015
Assets
Current assets:
Cash and cash equivalents	$13,775	$11,275	$10,868
Marketable investments	40,299	35,108	37,539
Cash, cash equivalents and marketable investments	54,074	46,383	48,407

Accounts receivable, net	16,547	11,680	11,669
Inventories	14,977	16,478	12,078
Other current assets and prepaid expenses	2,251	2,507	1,675
Total current assets	87,849	77,048	73,829

Property and equipment, net	1,907	1,720	1,473
Deferred tax asset, net of current portion	377	410	350
Intangibles, net	2	16	143
Goodwill	1,339	1,339	1,339
Other long-term assets	380	444	384
Total assets	$91,854	$80,977	$77,518

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,598	$3,283	$1,959
Accrued liabilities	17,397	14,786	13,834
Deferred revenue	8,394	8,312	8,638
Total current liabilities	28,389	26,381	24,431

Deferred revenue, net of current portion	1,705	1,426	2,287
Income tax liability	168	164	182
Other long-term liabilities	582	597	584
Total liabilities	30,844	28,568	27,484

Stockholders' equity	61,010	52,409	50,034
Total liabilities and stockholders' equity	$91,854	$80,977	$77,518

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$4,213	$2,050	$2,577	$(4,440)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,061	1,097	3,713	4,084
Depreciation and amortization	249	274	982	1,186
Other	60	14	15	227
Changes in assets and liabilities:
Accounts receivable	(4,838)	(2,660)	(4,899)	(536)
Inventories	1,501	1,401	(2,899)	(1,090)
Accounts payable	(685)	(700)	639	(1,124)
Accrued liabilities	2,575	2,143	3,461	2,687
Deferred revenue	361	(40)	(826)	(2,319)
Other	244	310	(771)	(34)
Net cash provided by (used in) operating activities	4,741	3,889	1,992	(1,359)

Cash flows from investing activities:
Acquisition of property, equipment and software	(226)	(43)	(537)	(746)
Disposal of property and equipment	3	-	20	-
Net change in marketable investments	(5,219)	(16)	(2,875)	33,392
Net cash provided by (used) in investing activities	(5,442)	(59)	(3,392)	32,646

Cash flows from financing activities:
Repurchases of common stock	—	(3,469)	(4,873)	(40,085)
Proceeds from exercise of stock options and employee stock purchase plan	3,296	507	9,493	10,061
Payments on capital lease obligations	(95)	(55)	(313)	(198)
Net cash provided by (used in) financing activities	3,201	(3,017)	4,307	(30,222)

Net increase in cash and cash equivalents	2,500	813	2,907	1,065
Cash and cash equivalents at beginning of period	11,275	10,055	10,868	9,803
Cash and cash equivalents at end of period	$13,775	$10,868	$13,775	$10,868

CUTERA, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	Q4	Q4	Q4 '16 Vs	FY	FY	FY '16 Vs
	2016	2015	Q4 '15	2016	2015	FY '15
Revenue By Geography:
United States	$23,297	$16,882	+38%	$65,513	$48,916	+34%
International	14,578	13,160	+11%	52,543	45,845	+15%
	$37,875	$30,042	+26%	$118,056	$94,761	+25%
International as a percentage of total revenue	38%	44%		45%	48%

Revenue By Product Category:
Products
-North America	$21,787	$15,048	+45%	$58,595	$40,528	+45%
-International	9,678	8,926	+8%	34,126	30,695	+11%
Total Products	31,465	23,974	+31%	92,721	71,223	+30%
Service	4,750	4,562	+4%	19,028	17,739	+7%
Hand Piece Refills	612	706	-13%	2,498	2,910	-14%
Skincare	1,048	800	+31%	3,809	2,889	+32%
	$37,875	$30,042	+26%	$118,056	$94,761	+25%

	Three Months Ended		Twelve Months Ended
	Q4	Q4	FY	FY
	2016	2015	2016	2015
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$87	$118	$341	$447
Sales and marketing	335	327	1,179	1,054
Research and development	180	152	596	662
General and administrative	459	500	1,597	1,921
	$1,061	$1,097	$3,713	$4,084